Exhibits 5.2 and 23.3

OPINION OF TIMOTHY KIM, ESQ.

July 1, 2026

Exxon Mobil Corporation

22777 Springwoods Village Parkway

Spring, Texas 77389

ExxonMobil Holdings Corporation

22777 Springwoods Village Parkway

Spring, Texas 77389

Ladies and Gentlemen:

I am Counsel – Corporate of Exxon Mobil Corporation, a New Jersey corporation (the “Company”) and Counsel – Corporate for ExxonMobil Holdings Corporation, a Texas corporation (the “Parent Guarantor”). The Company is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) the Company’s debt securities (the “Debt Securities”), which may be issued pursuant to an indenture dated as of March 20, 2014 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended and supplemented by a first supplemental indenture dated as of June 26, 2020, between the Company and the Trustee (the “First Supplemental Indenture”) and a second supplemental indenture dated as of July 1, 2026, between the Company, the Parent Guarantor and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”) and when issued, will be fully and unconditionally guaranteed by the Parent Guarantor; and (b) guarantees (the “Guarantees”) of the Debt Securities by the Parent Guarantor, to be issued under the Indenture.

I have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, I have, without independent inquiry or investigation, assumed that (i) all documents submitted to me as originals are authentic and complete, (ii) all documents submitted to me as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that I reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Parent Guarantor that I reviewed were and are accurate and (vii) all representations made by the Company and the Parent Guarantor as to matters of fact in the documents that I reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, I am of the opinion that:

1.

Each of the Company and the Parent Guarantor is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, and the Company and the Parent Guarantor has corporate power and authority to issue the Debt Securities or related Guarantees, as the case may be, and to perform their obligations thereunder.

2.	The Indenture has been duly authorized, executed and delivered by the Company and the Second Supplemental Indenture has been duly authorized, executed and delivered by the Parent Guarantor.

3.

When any supplemental indenture to be entered into or officer’s certificate delivered in connection with the issuance of any Debt Securities has been duly authorized, executed and delivered by the applicable Trustee, and the Company and the Parent Guarantor, and the specific terms of a particular series of Debt Securities and the related Guarantees have been duly authorized and established in accordance with the applicable Indenture, such Debt Securities will have been duly authorized by the Company and each of the related Guarantees will have been duly authorized by the Parent Guarantor.

I am a member of the Bar of the State of Texas, and the foregoing opinion is limited to the New Jersey Business Corporation Act, the Texas Business Organizations Code and the federal laws of the United States of America, except that I express no opinion as to any law, rule or regulation that is applicable to the Company, the Parent Guarantor, the Indenture, the Debt Securities, the Guarantees or any other documents referred to herein (collectively, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Davis Polk & Wardwell LLP, special counsel to the Company, may rely upon this opinion in rendering its opinion of even date herewith.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to my name under the caption “Validity of the Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Timothy Kim, Esq.

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